UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2014

IVEDA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53285	20-2222203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 8500 Mesa, Arizona	85210
(Address of Principal Executive Offices)	(Zip Code)

(480) 307-8700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 26, 2014 Iveda Solutions, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at its executive offices located at 1201 South Alma School Road, Mesa, Arizona 85210. A total of 15,504,304 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy. The results of the items voted on at the Annual Meeting are as follows:

Proposal 1: Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Mr. David Ly	9,554,970	10,000	5,939,334
Mr. James Staudohar	9,554,150	10,820	5,939,334
Mr. Gregory Omi	9,554,150	10,820	5,939,334
Mr. Joseph Farnsworth	9,554,150	10,820	5,939,334
Mr. Robert Gillen	9,554,550	10,420	5,939,334
Mr. Chen-Ho (Alex) Kuo	9,554,550	10,420	5,939,334
Mr. Alejandro Franco	9,554,550	10,420	5,939,334

The Company’s directors are elected by a plurality of the votes cast. Accordingly, each of the nominees named above was elected.

Proposal 2: Ratification of Albert Wong & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
	15,327,333	176,551	420	0

The vote required to approve this proposal was the affirmative vote of a majority of shares represented at the meeting. Accordingly, this proposal was approved.

Proposal 3: Advisory (non-binding) vote to approve executive compensation, as described in the proxy statement for the Annual Meeting	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
	9,430,150	14,400	120,420	5,939,334

The vote required to approve this proposal was the affirmative vote of a majority of shares represented at the meeting. Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVEDA SOLUTIONS, INC. (Registrant)

Date: June 30, 2014	By:	/s/ Robert J. Brilon
Robert J. Brilon President and Chief Financial Officer